Exhibit 99.1

Alcoa to Consider Next Steps for the San Ciprián Smelter in Spain

PITTSBURGH--(BUSINESS WIRE)--December 17, 2020--Alcoa Corporation announced today that it will halt curtailment plans for its San Ciprián aluminum smelter in Spain while it reviews a court decision related to a collective dismissal process.

On October 9, 2020, Alcoa announced its decision to curtail the smelter’s 228,000 metric tons of annual capacity and proceed with the collective dismissal of employees after completing four months of consultations with the workers’ representatives at the San Ciprián aluminum plant. The alumina refinery at San Ciprián was not included in the consultation.

The workers’ representatives filed a lawsuit with the High Court of Justice of Galicia, which ruled in favor of the workers on Thursday, December 17, 2020. In the court’s ruling, it declared the collective dismissal process “null and void.”

As a result, in the fourth quarter of 2020, the Company will not incur the approximately $35 million to $40 million it previously announced as an expected charge for employee-related costs associated with the curtailment and collective dismissal process.

In addition, due to a related labor strike at both the San Ciprián aluminum smelter and alumina refinery, the Company will record a negative impact on income before income taxes in the fourth quarter 2020 of approximately $10 million, primarily related to the refinery. The court’s ruling does not resolve the labor strike.

The Company believes it has acted in good faith and in full compliance with the law. The need to restructure the San Ciprián smelter persists due to significant and permanent structural issues.

About Alcoa

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina, and aluminum products, and is built on a foundation of strong values and operating excellence dating back more than 130 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since developing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability, and stronger communities wherever we operate. Visit us online on www.alcoa.com, follow @Alcoa on Twitter, and on Facebook at www.facebook.com/Alcoa.

Forward-Looking Statements

This news release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Alcoa Corporation’s filings with the Securities and Exchange Commission. Alcoa Corporation disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Dissemination of Company Information

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Contacts

Investor Contact
James Dwyer
412-992-5450
James.Dwyer@alcoa.com

Media Contacts
Jim Beck
412-315-2909
Jim.Beck@alcoa.com

Clara Acebes
Spain
+34 914068280
Clara.Acebes@alcoa.com